Exhibit 77D: Policies with respect to security investments

Morgan Stanley Tax-Free Daily Income Trust

The Morgan Stanley Tax-Free Daily Income Trust made those changes to its investment strategies described in the supplement to its Prospectuses and Statement of Additional Information filed via
EDGAR with the Securities and Exchange
Commission on September 11, 2015 (accession number 0001104659-15-064771) and incorporated by reference herein.